Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement No. 333-167759 of our report dated August 31, 2012, relating to the financial statements of Affinia Group Holdings Inc. and subsidiaries and related financial statement schedules appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

August 31, 2012